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                                 May 17, 1996



Board of Directors
Ameriana Bancorp
2118 Bundy Avenue
New Castle, Indiana  47362

    Re:    Ameriana Bancorp
           1996 Stock Option and Incentive Plan
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           Registration Statement on Form S-8

Dear Board Members:

    We have acted as special counsel to Ameriana Bancorp, an Indiana
Corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $1.00 per share (the "Common Stock") of the Company which may be issued or have been issued pursuant to the Ameriana Bancorp 1996 Stock Option and Incentive Plan (the "Plan") or pursuant to stock option agreements between the Company and Charles M. Drackett, Jr., Michael E. Kent, and Ronald R. Pritzke dated April 27, 1989, April 25, 1988, and April 7, 1993, respectively (the "Agreements"), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

    We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock to be originally issued pursuant to and in accordance with the terms of the Plan or the Agreements, when issued pursuant thereto and in accordance therewith, hereafter originally issued will be duly and validly issued, fully paid, and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is part of the Registration Statement.

                          Very truly yours,

                          Housley Kantarian & Bronstein, P.C.

                          By: /s/ J. Mark Poerio
                              ----------------------------
                             J. Mark Poerio, Esquire